UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 17, 2009, the Board of Directors of Avon Products, Inc. (the “Company”) approved a new restructuring program under the Company’s multi-year turnaround plan, which targets increasing levels of efficiency and organizational effectiveness across the Company’s global operations. The new program focuses on initiatives to restructure the Company’s global supply chain operations, realign certain local business support functions to a more regional basis to drive increased efficiencies, and streamline transaction-related services, including selective outsourcing. The Company anticipates restructuring charges and other costs to implement these initiatives in the range of $300 to $400 million before taxes over the next several years, with implementation anticipated to begin in the second half of 2009 and to be completed by 2012 - 2013.

At this time, the Company is not able in good faith to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the future cash expenditures associated therewith, as required by this Item 2.05. The Company will file an amendment to this report after it makes a determination of such amounts.

Item 7.01	Regulation FD Disclosure

On February 19, 2009, the Company issued a press release announcing its new restructuring program under its multi-year turnaround plan. The press release is attached hereto as Exhibit 99.1 is incorporated by reference into this Item 7.01.

Attached hereto as Exhibit 99.2 and incorporated by reference into this Item 7.01 are the materials presented at the Consumer Analyst Group of New York (CAGNY) conference on February 19, 2009, webcast live on Avon’s investor website, www.avoninvestor.com, pursuant to advance notice previously provided in the press release issued by the Company on February 9, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of Avon Products, Inc., dated February 19, 2009

Exhibit 99.2	Materials presented at CAGNY conference, dated February 19, 2009

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kim K.W. Rucker
Name:	Kim K.W. Rucker
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 19, 2009

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Avon Products, Inc., dated February 19, 2009

99.2	Materials presented at CAGNY conference, dated February 19, 2009